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                           4,600,000 Shares

                      DELTA FINANCIAL CORPORATION

                             Common Stock

                        UNDERWRITING AGREEMENT


                                                        ________, 1996


                 NATWEST SECURITIES LIMITED
                 PRUDENTIAL SECURITIES INCORPORATED
                 PIPER JAFFRAY, INC.
                 As Representatives of the
                 several Underwriters
                 c/o NatWest Securities Limited
                          135 Bishopsgate
                          London EC2M 3XT England

                 Dear Sirs:

     Delta Financial Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to you and to the other underwriters named in
Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 4,000,000 shares (the "Firm Shares") of the Company's common stock, $.01 par value (the "Common Stock"). The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 600,000 shares of Common Stock (the "Option Shares"), on the terms and for the purposes set forth in Section 1(b) hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

     The Company and all of the stockholders of the Company identified on
Schedule II hereto (individually an "Existing Stockholder" and collectively referred to as the "Existing Stockholders") confirm as follows their agreement with the Representatives and the several other Underwriters.

          1.       Agreement to Sell and Purchase.

               (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to sell to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company at a purchase price of

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$__________ per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 9 hereof.

               (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 600,000 Option Shares at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement (or the next business day if the 30th day is not a business day), upon notice (the "Option Shares Notice") in writing or by telephone (confirmed in writing) by the Representatives to the Company no later than 5:00 p.m., New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

          2. Delivery and Payment. Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters against payment of the purchase price by certified or official bank checks payable in New York Clearing House (next-day) funds to the order of the Company at the office of Stroock & Stroock & Lavan, counsel to the Company Seven Hanover Square, New York, New York 10004. Such payment shall be made at 10:00 a.m., New York City time, on October ___, 1996, or at such other time or place or on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

     To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

     Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

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     The cost of original issue tax stamps, if any, in connection with the issuance, sale and delivery of the Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each

Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance, sale or delivery to such Underwriter of any Shares.

          3. Representations and Warranties of the Company and the Existing Stockholders.

               (a) The Company and each of the Existing Stockholders jointly and severally represent, warrant and covenant to each Underwriter that:

                    (i) A registration statement on Form S-1 (File No. 333-11289) with respect to the Shares, including a preliminary prospectus (as defined below) and such amendments to such registration statement as may have been required to the date of the Agreement, has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company will next file with the Commission one of the following: (A) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (B) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations or (C) a term sheet (the "Term Sheet") as described in and in accordance with Rules 434 and 424(b) of the Rules and Regulations. As filed, the final prospectus, if one is used, or the Term Sheet and the latest preliminary prospectus sent or given to purchasers of the Shares by the Underwriters prior to or at the same time as the confirmation of such sale, if a final prospectus is not used, shall include all Rule 430A Information (as defined below) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Company shall have previously advised you in writing would be included or made therein.

     The term "Registration Statement" shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined below), shall also mean such registration statement as so amended; provided, however, that such term shall also include all (A) Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and (B) any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Shares. The term "preliminary prospectus" shall mean any preliminary prospectus

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relating to the Shares and delivered to you as well as any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" shall mean:

(A) the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; (B) if a Term Sheet is not used and no filing pursuant to Rule 424(b) of the Rules and Regulations is required, the form of final prospectus included in the Registration Statement at the time it becomes effective; or (C) if a Term Sheet is used, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the latest preliminary prospectus sent or given to purchasers of the Shares by the Underwriters prior to or at the same time as the confirmation of such sale. The term "Rule 430A Information" shall mean information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

                    (ii)      The Commission has not issued any order
preventing or suspending the use of any preliminary prospectus or Prospectus. Each preliminary prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including the Closing Date, and if later, the Option Closing Date, the Registration Statement and the Prospectus, and any amendments or supplements thereto, did and will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and did and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and the Registration Statement did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary, in light of the circumstances under which they were made, to make the statements therein not misleading. The foregoing representations and warranties in this Section 3(a)(ii) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

(iii)    Delta Funding Corporation, a New York   corporation (the "Subsidiary"),
is a wholly-owned subsidiary of the Company. Except for the Subsidiary, the Company does not have any other subsidiaries and does not own, directly or indirectly, any other shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Each of the

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Company and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Company and the Subsidiary has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The issued shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of all claims, liens, charges and encumbrances. Each of the Company and the Subsidiary is duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Company and the Subsidiary, taken as a whole.

                    (iv) The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus. The description of the Common Stock in the Registration Statement and the Prospectus is complete and accurate in all respects. The certificates representing the Shares are in due and proper form and the holders of the Shares after making payment therefor will not be subject to personal liability solely by reason of being such holders. Except as set forth in the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock.

                    (v) The financial statements of the Company and the Subsidiary, together with the notes thereto, included in the Registration Statement and the Prospectus present fairly the financial condition of the Company and the Subsidiary as of the respective dates thereof and the results of operations and cash flows of the Subsidiary for the respective periods covered thereby, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company or the Subsidiary are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. The financial information appearing in the Prospectus under the captions "Summary Financial Information," "Capitalization" and "Selected Financial Data" present fairly the information set forth therein at the dates and for the periods indicated and have been compiled on a basis consistent with that of the audited financial statements included in the Prospectus. KPMG Peat Marwick LLP (the "Accountants"), who has reported on such financial statements, is an independent accounting firm with respect to the Company and the Subsidiary as required by the Act and the Rules and Regulations.

                    (vi) The Company and the Subsidiary maintain a system of internal accounting control sufficient to provide reasonable assurance that (A) transactions are

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executed in accordance with management's general or specific authorization; (B)
transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (vii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in or contemplated by the Registration Statement and the Prospectus,
(A) there has not been any change in the capitalization of the Company or the Subsidiary, or any material adverse change in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole, arising for any reason whatsoever, (B) neither the Company nor the Subsidiary has incurred any material liabilities or obligations, direct or contingent, nor has the Company or the Subsidiary entered into any material transactions other than pursuant to this Agreement and the transactions referred to herein, and (C) neither the Company nor the Subsidiary has paid or declared any dividends or other distributions of any kind on any class of its capital stock or repurchased or redeemed any of its capital stock.

                    (viii) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                    (ix)     Except as set forth in  the Registration
Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the best of the Company's and each of the Existing Stockholders' knowledge, threatened against the Company or the Subsidiary or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially adversely affect the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole.

                    (x) Each of the Company and the Subsidiary has (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business and own or lease its properties as contemplated in the Prospectus, other than governmental licenses, permits, consents, orders, approvals and other authorizations where the failure to have such would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole, (B) complied in all respects with all laws, regulations and orders applicable to it or its business, except for violations which would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole, and (C) performed all its obligations required to be performed by it, and is not in default (and, to the best knowledge of the Company and each of

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the Existing Stockholders, no other party under any contract or other agreement to which it is a party is in default and no event has occurred which, with notice or lapse of time or both, would constitute a default), under any indenture, mortgage (under which the Company or the Subsidiary is mortgagor), deed of trust (under which the Company or the Subsidiary is trustor), voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, permit or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, except for defaults (or failures to perform) which would not have a material adverse effect on the business, prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole. Neither the Company nor the Subsidiary has received any claim or notice from any official authority in any jurisdiction that it is required to be qualified or licensed to do business in any such jurisdiction in which it is not so qualified or licensed. Neither the Company nor the Subsidiary is in violation of any provision of its certificate of incorporation or by-laws.

                    (xi) The Company has full right, power and authority to enter into this Agreement and the Tax Agreement (defined in Section 6(m) below) and perform the transactions contemplated hereby and thereby. Each of this Agreement and Tax Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof and thereof, except (A) as the Company's obligations may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to creditors' rights generally, and (B) that the rights to indemnity and contribution may be limited by Federal and state laws and the public policy underlying such laws. The performance of this Agreement and the Tax Agreement and the consummation of the transactions contemplated hereby and by the Tax Agreement and as described in the Prospectus under the captions "Reorganization and Termination of S Corporation Status" and "Use of Proceeds" will not, alone or upon notice or the passage of time or both result in the creation or imposition of any lien, charge or encumbrance upon any of the Company's or the Subsidiary's assets pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under (A) the Company's or the Subsidiary's certificate of incorporation or bylaws; (B) any contract or other agreement to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any of their respective properties is bound or affected, other than a breach or default which would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole; or (C) any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or the Subsidiary.


                    (xii) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company or the Subsidiary of the transactions contemplated by this Agreement, the Tax Agreement or as described in the Prospectus under the captions "Reorganization and Termination

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of S Corporation Status" and "Use of Proceeds" except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

                    (xiii) Each of the Company and the Subsidiary has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company and the Subsidiary, taken as a whole. Each of the Company and the Subsidiary has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of each of such properties by the Company and the Subsidiary, taken as a whole.

                    (xiv) There is no material document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or the Subsidiary is a party have been duly authorized, executed and delivered by the Company or the Subsidiary, constitute valid and binding agreements of the Company or the Subsidiary and are enforceable against the Company or the Subsidiary in accordance with the terms thereof, except (A) as the Company's or the Subsidiary's obligations may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws, or by equitable principles relating to creditors' rights generally, and (B) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity, jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                    (xv) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

                    (xvi) Neither the Company, the Subsidiary nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                    (xvii) Except as set forth in the Registration Statement and the Prospectus, no holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement.

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                    (xviii)  The Shares have been approved for listing on the
New York Stock Exchange, subject only to notice of issuance.

                    (xix) Neither the Company nor the Subsidiary is involved in any material labor dispute nor, to the knowledge of the Company or each of the Existing Stockholders, is any such dispute threatened.

                    (xx) Each of the Company and the Subsidiary owns or possesses, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and unpatented and/or unpatentable proprietary or other confidential information currently employed by it in connection with its businesses, and neither the Company nor the Subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole.

                    (xxi) Neither the Company nor the Subsidiary nor, to the Company's or each of the Existing Stockholders' knowledge, any employee or agent of the Company or the Subsidiary, has made any payment of the funds of the Company or the Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

                    (xxii) Each of the Company and the Subsidiary is insured by insurers of recognized financial responsibility or self-insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged including, without limitation, those losses and risks typically covered by general liability, workers compensation and errors and omissions policies; neither the Company nor the Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers or continue to be self-insured as may be necessary to continue its business at a cost that would not materially adversely affect the business, properties, condition (financial or otherwise) or results of operations of the Company and Subsidiary, taken as a whole.

                    (xxiii) The business, operations and facilities of each of the Company and the Subsidiary have been and are being conducted in compliance in all material respects with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or

                                       9
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handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto; and neither the Company nor the Subsidiary has received any notice from any governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

                    (xxiv) Each of the Company and the Subsidiary has filed all foreign, Federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company and the Subsidiary, taken as a whole) and has paid all taxes which it believes in good faith were required to be paid by it and any other assessment, fine or penalty against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in the Prospectus. Effective as of July 1, 1985, the Subsidiary validly elected to treat the Subsidiary as an S Corporation (as defined in Section 1361 of the Internal Revenue Code of 1986, as amended (the "Code") and the corresponding provision of any prior version of the Internal Revenue Code) for Federal and state income tax purposes and the Subsidiary has continued to so qualify as an S Corporation in each such jurisdiction since that date until ________, 1996 at which time the Subsidiary validly terminated such S Corporation status.

                    (xxv) There are no material outstanding loans or advances or material guarantees of indebtedness by the Company or the Subsidiary to or for the benefit of any of the Company's or the Subsidiary's officers or directors or any of the members of the families of any of them.

                    (xxvi) The certificates issued by trusts established under pooling and servicing agreements to which the Subsidiary is a party have been issued and sold in compliance with all applicable federal and state securities laws.

                    (xxvii)   Neither the Company nor the Subsidiary has
incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.


               (b)     In addition to the foregoing, the Existing
Stockholders jointly and severally represent and warrant to, and agree with, the Underwriters that:

                    (i) Each Existing Stockholder has full right, power and authority to enter into this Agreement and the Tax Agreement. The execution, delivery and performance of this Agreement and the Tax Agreement by each of the Existing Stockholders and the sale of

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

the Shares and the consummation of the transactions contemplated by this Agreement and the Tax Agreement will not conflict with or result in a breach of any of the terms or provisions, or constitute a default or cause an acceleration of any obligation under any license, indenture, lease, mortgage, deed of trust, bank loan, credit agreement, or other material agreement or instrument to which an Existing Stockholder is a party or by which an Existing Stockholder is bound, or to which any of the property or assets of an Existing Stockholder is subject, or any order of any court or governmental agency or authority entered into in any proceeding to which an Existing Stockholder was or is a party or by which an Existing Shareholder is bound, or violate or conflict with any applicable foreign, federal, state or local law, rule, administrative regulation or ordinance or administrative or court decree applicable to an Existing Stockholder or an Existing Stockholder's property.

                    (ii) Each Existing Stockholder has full right, power and authority to enter into the Contribution Agreement (as defined in the Registration Statement and Prospectus) and to consummate the transactions contemplated by the Contribution Agreement and to sell, transfer and deliver to the Company all of the shares of capital stock of the Subsidiary owned by such Existing Stockholder free and clear of all voting trust arrangements, liens, encumbrances, security interests, restrictions and claims whatsoever.

                    (iii) Other than as permitted by the Act, no Existing Stockholder has distributed, nor will any Existing Stockholder distribute, any prospectus or other offering material in connection with the offering and sale of the Shares.

                    (iv) None of the Existing Stockholders nor any trustee or beneficiary of the Existing Stockholders is affiliated as a director, officer, partner, stockholder, or otherwise with any securities broker or dealer which is a member of the NASD or any other organization that owns or controls any member of the NASD.

                    (v) No statement, representation, warranty or covenant made by the Existing Stockholders in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

                    (c) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty jointly and severally made by the Company and each of the Existing Stockholders to each Underwriter as to the matters covered thereby and shall be deemed incorporated herein in its entirety and shall be effective as if such representation and warranty were made herein; and any certificate signed by the Existing Stockholders as such and delivered to the Representatives or to counsel for the Underwriters shall also be deemed a representation and warranty jointly and severally made by the Company and each of the Existing Stockholders to each Underwriter as to the matters covered thereby and shall also be deemed incorporated herein in its entirety and shall be effective as if such representation and warranty were made herein.

          4. Agreements of the Company and Existing Shareholders. The Company hereby covenants and agrees with the Underwriters as to the matters set forth in subparagraphs (a) through (o) below and each of Existing Stockholders covenants and agree with the Underwriters as to the matters set forth in subparagraph (p) below:

               (a)     The Company will not, either prior to the Effective
Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a period of time prior to the filing thereof as is reasonable under the circumstances and the Representatives shall not have objected thereto in good faith.

               (b) If the Registration Statement is not yet effective, the Company will use its best efforts to cause the Registration Statement to become effective not later than the time indicated in Section 6(a) hereof. The Company will notify the Representatives promptly, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(f) that in the judgment of the Company makes any material statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order as promptly as practicable. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Representatives promptly of all such filings.

               (c) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the

Representatives thereof and, subject to Section 4(b) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

               (d) The Company furnish to the Representatives, without charge, six signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

               (e) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

               (f) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which should be set forth in Prospectus in order to make any statement therein, in light of the circumstances under which it was made, not misleading, or in the Registration Statement in order to make any statement therein not misleading, or if it is necessary to supplement or amend the Prospectus or the Registration Statement to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request.

               (g) The Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such state and foreign jurisdictions as the Representatives may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process or taxation in any jurisdiction where it is not now so subject.

               (h) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission; provided that the failure to comply with this Section 4(h) shall not constitute a material breach of this Agreement.

               (i) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

               (j) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives on a pro rata basis based on the number of Firm Shares to be sold to each of them, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, the Agreement Among Underwriters, any Dealer Agreements and any Underwriters' Questionnaire, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing of the Shares on the New York Stock Exchange, (vi) any filings required to be made by the Underwriters with the NASD, and the reasonable fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section

4(g), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) counsel to the Company and (ix) the transfer agent for the Shares.

               (k) If (i) the sale of the Shares is not consummated because any condition to the obligations of the Underwriters set forth in
Section 6 is not satisfied, (ii) this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 9 in which event each party shall be solely responsible for payment of such party's out-of-pocket expenses without limitation of any right or liability provided for under Section 9) or (iii) for any reason the Company shall be unable to perform its respective obligations hereunder, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

               (l) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

               (m) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

               (n) The Company will not for a period of 180 days after the commencement of the public offering of the Shares, without the prior written consent of the Representatives, directly or indirectly, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for shares of Common Stock (other than the grant of options in the ordinary course pursuant to the Company's stock option plan or the grant of options for correspondent brokers up to a maximum of ______ options). It is acknowledged that the restriction contained in this Section 4(n) shall not be applicable to the Option Shares being sold by the Company to the Underwriters pursuant to this Agreement.

               (o) If at anytime during the 25-day period after the Registration Statement becomes effective or the period prior to the Option Closing Date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after notice from the

Representatives advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event.

               (p) Each Existing Stockholder will not, directly or indirectly, for a period of 180 days after the commencement of the public offering of the Shares, without the prior written consent of the Representatives, directly or indirectly, offer to sell, contract to sell, transfer (other than a transfer among the Existing Stockholders), grant any option to purchase or otherwise dispose (or announce any offer, sale, transfer, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities at any time convertible into, or exercisable or exchangeable for shares of Common Stock.

          5. Representations and Warranties of NatWest Securities Limited.
Upon the Company's authorization of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms set forth in the Prospectus. NatWest Securities Limited represents and agrees that: (a) it has not offered or sold and, prior to the expiry of six months from the offering, will not offer or sell any Shares to persons in the United

Kingdom prior to admission of the Shares to listing in accordance with Part IV of the Financial Services Act 1986 (the "Act") except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations Act 1995 or the Act; (b) it has complied and will comply with all applicable provisions of the Act with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Shares, other than any document which consists of or any part of listing particulars, supplemental listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

          6. Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the satisfaction of the following conditions as of the Closing Date and, if any Option Shares are purchased hereunder, as of the Option Closing Date:

               (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

               (b)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer of the Company and the Senior Vice President--Finance of the Company (who may, as to proceedings threatened or contemplated, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii) of this clause (b).

               (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor the Subsidiary shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

               (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, the Subsidiary or any of either of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole.

               (e) Each of the representations and warranties of the Company and the Existing Stockholders contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made on such date and all covenants and agreements herein contained to be performed on the part of the Company and the Existing Stockholders and all conditions herein contained to be fulfilled or complied with by the Company and the Existing Stockholders at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

               (f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, from Stroock & Stroock & Lavan, counsel to the Company and the Existing Stockholders, to the effect that:

                    (i) Each of the Company and the Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and in the case of the Company, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated.

                    (ii) The Company has full corporate power and authority to enter into this Agreement and the Tax Agreement and consummate the transactions provided for herein and therein. This Agreement and the Tax Agreement have been duly authorized, executed and delivered by the Company. This Agreement and the Tax Agreement, assuming due authorization, execution and delivery by each other party hereto and thereto, are each valid and binding agreements of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity relating to the availability of remedies and except as rights to indemnity and contribution may be limited by Federal or State securities laws or the public policy underlying such laws.

                    (iii) (A) The Shares, when issued and delivered to and paid for by the Underwriters, will be duly authorized and validly issued and fully paid and nonassessable, and (B) the Shares, when issued and delivered to and paid for by the Underwriters, will be free of any pledge, lien, encumbrance, claim or preemptive or similar right.

                    (iv) (A) The Company has an authorized share capitalization as set forth under the heading "Capitalization" in the Registration Statement and the Prospectus; and (B) the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable, and free of statutory and contractual preemptive or similar rights.

                    (v)      (A) The capital stock of the Company,
including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; (B) the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders; and (C) the Shares have been duly authorized for listing on the New York Stock Exchange.

                    (vi) The Registration Statement and the Prospectus (except as to the financial statements and schedules contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act.

                    (vii) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge after due inquiry, no stop order proceedings with respect thereto are pending or threatened under the Act.

                    (viii) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares as contemplated hereby other than such as has been obtained or made (specifying the same) and registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the securities or Blue Sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters).

                    (ix) The execution, delivery and performance of this Agreement and the Tax Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and the consummation of the transactions described in the Prospectus under the captions "Reorganization and Termination of S Corporation Status" and "Use of Proceeds" do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of or default under), any provision of the certificate of incorporation or bylaws of the Company or the Subsidiary or under any provisions of any indenture, lease, mortgage (under which the Company or the Subsidiary is mortgagor), trust (under which the Company or the Subsidiary is trustor), bank loan, credit agreement or other material agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or their respective properties, except with respect to any property acquired by the Company or the Subsidiary through foreclosure or similar means, are bound or affected, or under any law, regulation or rule or any decree, judgment or order applicable to the Company or the Subsidiary.

                    (x)      To the best of such counsel's knowledge after due

inquiry, neither the Company nor the Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of or default under), any indenture, mortgage (under which the Company or the Subsidiary is mortgagor), trust (under which the Company or the Subsidiary is trustor), lease, bank loan, credit agreement or any other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or their respective properties are bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or the Subsidiary, which breach or default would have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Company and the Subsidiary, taken as a whole.

                    (xi) To the best of such counsel's knowledge after due inquiry, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described, and the summaries or descriptions thereof are correct.

                    (xii) To the best of such counsel's knowledge after due inquiry, there are no actions, suits or proceedings pending or threatened against the Company or the Subsidiary or any of their respective properties at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described.

                    (xiii) To the best of such counsel's knowledge after due inquiry, there is no person who has the right, contractual or otherwise, to request the Company to register pursuant to the Act shares of capital stock of the Company upon the issue and sale of the Shares to the Underwriters hereunder, except to the extent that (A) such shares are included in the Registration Statement, (B) such rights were waived or not exercised or (C) such person was excluded from including any such shares in the Registration Statement.

                    (xiv) The statements in the Registration Statement and the Prospectus under the following caption: "Description of Capital Stock" insofar as they are descriptions of laws, regulations and rules, of legal and governmental proceedings or of contracts, agreements, leases and other legal documents, or refer to statements of law or legal conclusions, have been reviewed by such counsel and are accurate in all material respects.

                    (xv) The Company is not an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                    (xvii) The declaration, payment or nonpayment of the Contingent Dividend (as such term is defined in the Registration Statement and

Prospectus) in the maximum possible amount will not be a taxable event to the Company or the Subsidiary.

                    (xviii) All of the issued and outstanding shares of the Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned of record and beneficially by the Company free and clear of all perfected, and to the best knowledge of such counsel, other liens, encumbrances, claims, security interests or other defects of title whatsoever.

                    (xix) With respect to each Existing Stockholder, each of this Agreement and the Tax Agreement has been duly authorized, executed and delivered by or on behalf of each such Existing Stockholder; and the performance of this Agreement and the Tax Agreement and the consummation of the transactions herein and therein contemplated by such Existing Stockholder will not result in a breach or violation of any of the terms and provisions of, or constitute a material default under any license, indenture, lease, mortgage, deed of trust, bank loan, credit agreement, or other material agreement or instrument to which any such Existing Stockholder is a party or by which it is bound or to which any of the property of such Existing Stockholder is subject, or any laws; and

                    (xx) This Agreement and the Tax Agreement are legal, valid and binding agreements of each Existing Stockholder enforceable in accordance with their terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

     In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, the Existing Stockholders, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in clauses (v)(A), (vi)(A), (xii) and (xv) of above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement, or any amendment thereto, at the time such Registration Statement or amendment became effective and at all times up to and including the Closing Date, or if later, the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein, or necessary to make the statements therein not misleading or that the Prospectus as of the date thereof and at all times up to and including the Closing Date, or if later, the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules included in the Registration Statement or the

Prospectus).

               (g) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, from the Law Offices of William J. Horan, counsel to the Company, to the effect that:

                    (i) Each of the Company and the Subsidiary is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which it conducts business or owns property and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the properties, assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiary, taken as a whole.

                    (ii) The execution, delivery and performance of this Agreement and the Tax Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and the consummation of the transactions described in the Prospectus under the captions "Reorganization and Termination of S Corporation Status" and "Use of Proceeds" do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of or default under) any provisions of any license to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or their respective properties, except with respect to any property acquired by the Company or the Subsidiary through foreclosure or similar means, are bound or affected, or under any law, regulation or rule or any decree, judgment or order applicable to the Company or the Subsidiary.

                    (iii) To the best of such counsel's knowledge after due inquiry, neither the Company nor the Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of or default under), any license to which the Company or the Subsidiary is a party or by which the Company or the

Subsidiary or their respective properties, except with respect to any property acquired by the Company or the Subsidiary through foreclosure or similar means, are bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or the Subsidiary, which breach or default would have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Company and the Subsidiary, taken as a whole.

                    (iv) The statements in the Registration Statement and the Prospectus under the following captions: "Risk Factors -- Legislative and Regulatory Risk" and "Business -- Regulation" insofar as they are descriptions of laws, regulations and rules, of legal and governmental proceedings or of contracts, agreements, leases and other legal documents, or refer to statements of law or legal conclusions, have been reviewed by such counsel and are accurate in all material respects.


               (h) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, from Manatt, Phelps & Phillips, LLP, counsel to the Underwriters, which opinion shall be satisfactory in all respects to the Representatives.

               (i) (i) Concurrently with the filing with the Commission of Amendment No. __ to the Registration Statement, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and stating their conclusions and findings with respect to all financial and certain other statistical and numerical information contained in the Registration Statement.
(ii) On the date of the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three business days prior to the date of the execution and delivery of this Agreement which would require any change in their letter dated the date of Amendment No. __ to the Registration Statement if it were required to be dated and delivered on the date of the execution and delivery of this Agreement. (iii) At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three business days prior to the Closing Date or the Option Closing Date, as the case may be, which would require any change in their letter dated the date of Amendment No. __ to the Registration Statement if it were required to be dated and delivered at the Closing Date or the Option Closing Date, as the case

               (j) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Senior Vice President--Finance of the Company in form and substance satisfactory to the Representatives, to the effect that:

                    (i)      Each signer of such certificate has
carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) in the case of the certificate delivered at the Closing Date and the Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

                    (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

                    (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

               (k) The Representatives shall have received from Marks, Shron & Company LLP a certificate, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that, in their opinion, the Subsidiary has been an S Corporation under Subchapter S of the Code and comparable laws of the State of New York since July 1, 1985 until _________, 1996, at which time the Subsidiary validly terminated such S Corporation status.

               (l) The Shares shall be qualified for sale in such states as the Representatives may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

               (m) Prior to the Closing Date, the Shares shall have been approved for listing on the New York Stock Exchange, subject only to notice of issuance.

               (n) Prior to the date of this Agreement, there shall have been furnished to the Representatives copies of the executed Tax
Indemnification Agreement between the Company and the Existing Stockholders (the "Tax Agreement").

               (o) The Representatives shall have received a certificate of each Existing Stockholder dated the Closing Date or the Option Closing
Date, as the case may be, to the effect that the representations and warranties of such Existing Stockholder set forth in Sections 3(a) and 3(b) of this Agreement are true and correct as of such date and the Existing Stockholder has complied with all agreements and satisfied all the conditions on the part of such Existing Stockholder to be performed or satisfied at or prior to such date.

               (p) The Company and the Existing Stockholders shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company as to the performance by the Company of its respective obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to counsel for the Representatives. The Company will furnish to the Representatives such conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request.

          7.       Indemnification.

(a) The Company and the Existing Stockholders, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, fines, penalties, settlement, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, fines, penalties, settlement, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company or the Existing Stockholders in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus and (B) any application or other document, or any amendment or supplement thereto, executed by the Company, the Subsidiary or the Existing Stockholders or based upon written information furnished by or on behalf of the Company, the Subsidiary or the Existing Stockholders filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application") or (iii) the omission or alleged omission to state in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein (A) in case of the Registration Statement or Application or any amendment or supplement thereto, not misleading or (B) in the case of the preliminary prospectus, or Prospectus or any amendment or supplement thereto, not misleading in light of the circumstances under which they were made, and will reimburse as incurred, each Underwriter and each such other person for any legal or other expenses reasonably incurred by such Underwriter or such other person in connection with investigating, defending or appearing as a third-party witness in connection with any such loss, claim, fine, penalty, settlement, liability or damages or any action in respect thereof; provided, however, that
(i) neither the Company nor the Existing Stockholders will be liable to the extent that such loss, claim, fine, penalty, settlement, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus; and (ii) the liability of the Existing Stockholders shall be limited to an amount equal to the aggregate face amount of the Distribution Notes (as such term is defined in the Prospectus) plus the aggregate amount received pursuant to the Contingent Dividend (the "Maximum Amount"). This indemnity agreement will be in addition to any liability that the Company or the Existing Stockholders might otherwise have. The Company and the Existing Shareholders may agree, as among themselves and without limiting the rights of the Underwriters or the obligations of the Company and the Existing Shareholders under this Agreement, as to the respective amounts of such liability for which they each will be responsible. Neither the Company nor the Existing Stockholders will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

               (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each direct Company, each officer of the Company who signs the Registration Statement and each of the Existing Stockholders from and against any losses, claims, fines, penalties, settlements, liabilities, expenses and damages to which the

Company, the Existing Stockholders and any such director, officer or controlling person may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claims, fines, penalties, settlements, liabilities, expenses and damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Application, or material fact required to be stated therein or
(ii) the omission or the alleged omission to state in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or any Application, a material fact required to be stated therein or necessary to make the statements therein (A) in the case of the Registration Statement or Application or any amendment or supplement thereto, not misleading, and (B) in the case of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, not misleading in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made, in each alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company, the Existing Stockholders and any such director, officer or controlling person in connection with investigating or defending any such loss, claim, fine, penalty, settlement, damage, liability or any action in respect thereof. The Company and the Existing Stockholders acknowledge that, for all purposes under this Agreement, the statements set forth in the third, seventh and eighth paragraphs under the heading "Underwriting" and the information in the first two paragraphs below the map on the inside front cover of any preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter might otherwise have.

               (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnified party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred and upon receipt of substantiation of such charges as the indemnifying party may reasonably request.

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Existing Stockholders or the Underwriters, the Company, the Existing Stockholders and the Underwriters will contribute to the total losses, claims, fines, penalties, settlements, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Existing Stockholders from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company , the Existing Stockholders and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Existing Stockholders, on the one hand, and the Underwriters on the other. The relative benefits received by the Company and the Existing Stockholders, on the one hand, and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Existing Stockholders bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that the benefit to the Existing Stockholders shall be deemed to be the Maximum Amount. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Existing Stockholders, on the one hand, the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, fine, penalty, settlement, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Existing Stockholders, or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Existing Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, fine, penalty, settlement, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), (i) no Underwriter shall be required to contribute, cumulatively, any amount in excess of the underwriting discounts or commissions received by it less any amounts paid by such Underwriter as indemnification pursuant to Section 7(b) hereof and (ii) no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each director or officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

               (e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Existing Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of

(i) any investigation made by or on behalf of the Underwriters or (ii) acceptance of any of the Shares and payment therefor.


          8. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company or the Existing Stockholders, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, (a) trading in any of the equity securities of the Company shall have been suspended by the Commission or by an exchange that lists the Shares, (b) trading in securities generally on the New York Stock Exchange or the International Stock Exchange of the United Kingdom shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchanges, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or by order of the Commission or any court or other governmental authority, (c) a general banking moratorium shall have been declared by Federal, New York State or United Kingdom authorities or (d) any material adverse change in the financial or securities markets in the United States or United Kingdom or any outbreak or material escalation of hostilities or declaration by the United States or the United Kingdom of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus. Any termination pursuant to this Section 8 shall be without liability of any party to any other party except as provided in Sections 4(j) and 7.

          9. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 9 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 9 shall not relieve any defaulting Underwriter from liability to the Company or the Underwriters in respect of any default of such Underwriter under this Agreement.

          10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company or the Existing Stockholders, at the office of the Company, 1000 Woodbury Road, Suite 200, Woodbury, New York 11797-9003,
Attention: Hugh Miller, or (b) if to the Underwriters, to the Representatives at the office of NatWest Securities Limited, 135 Bishopsgate, London EC2M 3XT England, Attention: Melvyn Rowe, with a copy to NatWest Securities Limited, 350 South Grand Avenue, Suite 3900, Los Angeles, California 90071, Attention:
William Addas, Senior Director. Any such notice shall be effective only upon receipt. Any notice under Section 8 or 9 may be made by telex, facsimile or telephone, but if so made by telex or telephone such notice shall be subsequently confirmed in writing.

          11. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers, the Existing Stockholders and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Company, any of its officers or directors, the Existing Stockholders, any Underwriter or any controlling person referred to in Section 7 hereof and (b) delivery and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 4(j), 4(k) and 7 hereof shall remain in full force and effect regardless of any termination or cancellation of this Agreement.

          12. Beneficiaries. This Agreement has been and is made solely for the benefit of the several Underwriters, the Existing Stockholders, the Company and of the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

          13. Action by Representatives. Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by NatWest Securities Limited alone.

          14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

          15. Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          16. Amendments and Waivers. This Agreement may be amended, modified or altered, and any of its provisions waived, only in a writing signed on behalf of the Company, the Existing Stockholders and the Underwriters.

          17. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Existing Stockholders and the several Underwriters.

                                            Very truly yours,

                                            DELTA FINANCIAL CORPORATION


                                            By:  _________________________

                                            Its:  ________________________


                                            SIDNEY A. MILLER


                                            By: ___________________________


                                            RONA V. MILLER GRANTOR RETAINED
                                            ANNUITY TRUST


                                            By: ___________________________

                                            Its: Trustee

                                            SIDNEY A. MILLER GRANTOR RETAINED
                                            ANNUITY TRUST


                                            By: ___________________________

                                            Its: Trustee


                                            HUGH I. MILLER


                                            By: ___________________________

Confirmed as of the date first above mentioned:

NATWEST SECURITIES LIMITED
PRUDENTIAL SECURITIES INCORPORATED
PIPER JAFFRAY, INC.
Acting on behalf of

themselves and as the
Representatives of the
other several Underwriters
named in Schedule I hereof.

By:  NATWEST SECURITIES LIMITED

By:  _____________________________

Its:  ____________________________

                                  SCHEDULE I

                                 UNDERWRITERS

                                                            Number of
                 Underwriter                        Firm Shares to be Purchased
                 -----------                        ---------------------------
NatWest Securities Limited

Prudential Securities Incorporated..

Piper Jaffray, Inc.

              Total

                                  SCHEDULE II

                             EXISTING STOCKHOLDERS


1.       Sidney A. Miller

2.       Rona V. Miller Grantor Retained Annuity Trust,
         Trustees:  Rona V. Miller and Hugh I. Miller

3.       Sidney A. Miller Grantor Retained Annuity Trust,
         Trustees:  Sidney A. Miller and Hugh I. Miller

4.       Hugh I. Miller